Exhibit 99.1

DECISIONPOINT SYSTEMS REPORTS RESULTS FOR
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2013

Irvine, Calif., March 31, 2014 /PRNewswire/ --  DecisionPoint™ Systems, Inc. (OTCQB: DPSI and OTCQB: DPSID), a leading provider and integrator of Enterprise Mobility, Wireless Applications and RFID solutions, today reported financial results for the fourth quarter and year ended December 31, 2013.

Corporate and Financial Highlights of Fourth Quarter Ended December 31, 2013:
●	With the end of three earn-outs in the second half of 2013, we have eliminated redundancies and fully integrated recent acquisitions, resulting in expense reduction for 2014
●	Margin for professional services increased to over 31%
●	APEXWare™ for Apple iOS7 launched
●	Preferred D Stock Quoted for Trading on OTCQB under symbol DPSID
●	Debt service for 2014 reduced by $250,000 per quarter; total indebtedness reduction in 2013 of $2.1 million.

CEO Nicholas Toms commented, “Importantly, with the end of 2013 we have completed the integration and the earn-out provisions of our acquisitions of our Illume Mobile business, which was acquired as of July 31, 2012, as well as the acquisition of Apex Systems Integrators, Inc., which joined us as of June 4, 2012.  We have been able to eliminate redundancies, streamline for better efficiency, and right-size our work force.  This puts us in a position to be a much sturdier company in 2014.  We anticipate that as we are currently structured, SG&A expense will decrease, margins will continue to increase, and our roster of blue-chip customers will grow.

“Thus the end of 2013 marked the end of a transition that began several years ago, and going forward we have brighter prospects and a much streamlined expense and overhead structure.  Our revenues are climbing and margins are improving as well.  Expense is dropping, and debt is getting reduced.  It has been a long process to convert the ‘old’ DecisionPoint to the ‘new’ DecisionPoint, but we are just about there.  The biggest reason our margins will improve, for instance, is the increasing portion of our revenues that originate from professional services and software – both of which are categories that produce better margins than our historic, hardware- and license-oriented lines of business.

“We are obliged to point out to you that our auditors have put what is generally called a ‘going concern’ section in their opinion regarding our 2013 financial statements.  That means that they have substantial doubt that we may not be able to continue as a going concern.

“While there can be no assurance, management believes we have taken actions that will keep us not only a going concern, but growing on the top line and returning to profitability and positive cash flows.  Although our internal plans indicate we will not need to obtain additional financing in 2014, there is a possibility that we may.“

2013 Results
Revenues for the quarter ended December 31, 2013 were $14.6 million, compared to $17.4 million in the comparable quarter in 2012.  We reported a net loss of $1.8 million in the quarter ended December 31, 2013, compared to a net loss of $1.3 million in the comparable quarter in 2012.  Net loss attributable to common shareholders was $3.8 million in the quarter ended December 31, 2013, or $0.32 loss per share.  That loss includes $2.0 million in non-cash dividends and imputed costs on preferred stock.  Net loss attributable to common shareholders was $1.6 million in the quarter ended December 31, 2012, or $0.19 loss per share.  The imputed preferred stock dividends in 2012 were $244,000.

Revenues for 2013 were $60.7 million, compared to $71.5 million in 2012.  The drop is almost entirely due to lower hardware sales, which dropped from $48.5 million in 2012 to $38.0 million in 2013.  Other than the sharp drop in relatively low-margin hardware sales, our professional services and software revenues were stable.   Our revenue is booked largely at the end of each quarter, upon shipment.  In the fourth quarter of 2013 one of our most important vendors delayed some end-of-quarter shipments to us.  The shipments were received and were shipped out to our customers beginning in January, which will have the effect of moving some revenues from 2013 to 2014, spread out over the first and subsequent quarters as installation dates are re-set for customer convenience.

We reported a net loss of $5.2 million in the year ended 2013, compared to a net loss of $3.9 million in the year ended 2012.  Net loss attributable to common shareholders was $7.8 million for the year ended 2013, or $0.80 loss per share.  That loss includes $2.6 million in non-cash dividends and imputed costs on preferred stock.  Net loss attributable to common shareholders was $4.8 million for the year ended 2012, or $0.61 loss per share.  The imputed preferred stock dividends in 2012 were $954,000.

Our overall gross margin percentage remained at 21%, but importantly, the margin for professional services increased and for the year was just over 31%.

We incurred significant expense as we expanded our sales force in 2013 to bring our new flagship product line, APEXWare™, to the US market, but overall our SG&A was in line with 2012.  We paid down debt by $2.1 million and we raised new financing on two occasions in 2013, most recently bringing in a net of $3.5 million in the fourth quarter.  We intend to increase the ratio of common shares to preferred by encouraging the conversion to common of the two oldest preferred series (A and B).  And we plan to do whatever is necessary to uplist to a national exchange during 2014 as our improved results come in.

Guidance
Given that this report is dated March 31, it is obvious that as this release is being written, we have a pretty good idea of the results that we can expect from the first quarter of 2014.  We believe that for the first time in several quarters, we will have a quarter whose revenue is not only up sequentially, but up on a year-to-year basis.  We are guiding to a revenue range of between $14.5 million and $15.5 million.  We will report the first quarter results prior to May 15.  We have no guidance beyond the first quarter as regards specific numbers, but we believe that revenues will be up on a year-to-year comparison for the full year, and most likely for each of the quarters.  We will try to update that guidance as we have solid evidence of our progress.

We anticipate that our professional services and our software revenue will climb, both for the first quarter, and for the full year 2014.  If that happens, we look forward to reporting increasing margins and sold progress toward cash-positive operations, followed by break-even operations on a GAAP basis, leading to profitability.

Mr Toms added, “There have been a couple of false starts during this transition.  Those among us who have been entrepreneurs or turnaround managers know that is not unusual.  We are fortunate to have a hard-working and very tough crew here at DecisionPoint, and we believe we have the right stuff to justify market enthusiasm that will enhance shareholder value during 2014.”

Conference Call:
The Company’s management team will host a conference call to discuss its results for fourth quarter and year ended December 31, 2013 today, at 11:00 am ET.

Participants should dial into the call ten minutes before the scheduled time using the following numbers: 1-877-300-8521 (USA) or +1-412-317-6026 (international) to access the call.

Audio Webcast:
There will also be a simultaneous live webcast through the Company’s website, www.decisionpt.com and selecting the investor tab. Participants should register on the website approximately ten minutes prior to the start of the webcast.

Replay:
An audio replay of the conference call will be available for seven days and can be accessed by dialing 1-877-870-5176 (USA) or +1-858-384-5517 (international) and using passcode 10043407.
For those unable to attend to the live webcast, it will be archived shortly following the event for 30 days in the Investors section of the Company's website.

About DecisionPoint™ Systems, Inc.
DecisionPoint Systems, Inc. delivers improved productivity and operational advantages to its clients by helping them move their business decision points closer to their customers.  They do this by making enterprise software applications accessible to the front-line worker anytime, anywhere.  DecisionPoint utilizes all the latest wireless, mobility, and RFID technologies.

For more information about DecisionPoint Systems, Inc., visit www.decisionpt.com.

Forward-Looking Statements
Under The Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause a company's actual results, performance and achievement in the future to differ materially from forecasted results, performance, and achievement.  These risks and uncertainties are described in the Company's periodic filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events or changes in the Company's plans or expectation.

Contacts:

DecisionPoint Systems, Inc.
Nicholas R. Toms
Chief Executive Officer
(973) 489-1425

Allen & Caron, Inc.
Rudy Barrio (investors)
r.barrio@allencaron.com
(212) 691-8087

Len Hall (media)
len@allencaron.com
(949) 474-4300

– Tables Follow –

DECISIONPOINT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31,
	2013	2012
ASSETS
Current assets
Cash	$641	$1,103
Accounts receivable, net	10,504	12,287
Due from related party	188	202
Inventory, net	1,533	811
Deferred costs	3,809	3,955
Deferred tax assets	49	48
Prepaid expenses and other current assets	188	302
Total current assets	16,912	18,708

Property and equipment, net	136	179
Other assets, net	165	205
Deferred costs, net of current portion	1,807	2,124
Goodwill	8,395	8,571
Intangible assets, net	3,907	6,023
Total assets	$31,322	$35,810

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$9,774	$11,080
Accrued expenses and other current liabilities	2,976	2,895
Lines of credit	3,883	3,430
Current portion of debt	1,474	1,800
Due to related parties	77	1
Accrued earn out consideration	319	1,186
Warrant liability	803	-
Unearned revenue	7,481	7,409
Total current liabilities	26,787	27,801

Long term liabilities
Unearned revenue, net of current portion	2,481	2,883
Debt, net of current portion and discount	1,961	2,922
Accrued earn out consideration, net of current portion	149	159
Deferred tax liabilities	740	1,078
Other long term liabilities	77	80
Total liabilities	32,195	34,923

Commitments and contingencies	-	-
STOCKHOLDERS' EQUITY
Cumulative Convertible Preferred stock, $0.001 par value, 10,000,000 shares authorized, 1,514,155 and 1,105,155 shares issued and outstanding, including cumulative and imputed preferred dividends of $1,956 and $361, and with a liquidation preference of $14,731 and $8,758 at December 31, 2013
and 2012, respectively	12,193	7,370
Common stock, $0.001 par value, 100,000,000 shares authorized,
12,883,446 issued and 12,729,563 outstanding as of December 31, 2013,
and 9,300,439 shares issued and 9,146,556 outstanding as of December 31, 2012	13	9
Additional paid-in capital	17,231	16,132
Treasury stock, 153,883 shares of common stock	(205)	(205)
Accumulated deficit	(29,475)	(21,674)
Unearned ESOP shares	(629)	(767)
Accumulated other comprehensive income	(1)	22
Total stockholders’ equity	(873)	887
Total liabilities and stockholders' equity	$31,322	$35,810

DECISIONPOINT SYSTEMS, INC.
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Years ended December 31,		Quarter ended December 31,
	2013	2012 (1)	2013	2012 (1)
		(Restated)		(Restated)

Net sales	$60,692	$71,501	$14,625	$17,357

Cost of sales	47,965	56,458	11,749	13,899

Gross profit	12,727	15,043	2,876	3,458

Selling, general and administrative expense	18,338	18,152	4,357	4,819
Adjustment to earn-out obligations	(820)	-	-	-

Operating loss	(4,791)	(3,109)	(1,481)	(1,361)

Other expense (income):
Interest expense	959	998	236	300
Fair market value adjustment of warrant liability	(296)	-	(130)	-
Other income, net	(37)	(116)	(21)	(73)
	626	882	85	227

Loss before income taxes	(5,417)	(3,991)	(1,566)	(1,588)

Provision (tax benefit) for income taxes	(199)	(125)	267	(257)

Net loss	(5,218)	(3,866)	(1,833)	(1,331)

Common stock deemed dividend	(263)	-	(263)	-
Cumulative and imputed Series A and B
preferred stock dividends	(108)	(954)	(27)	(244)
Accrued paid-in-kind dividends
on Series D and Series E preferred stock	(289)	-	(289)	-
Imputed dividends on Series D preferred stock	(580)	-	-	-
Imputed contingent beneficial converion
on Series D preferred stock	(1,343)	-	(1,343)	-

Net loss attributable to common shareholders	$(7,801)	$(4,820)	$(3,755)	$(1,575)

Net loss per share -
Basic and diluted	$(0.80)	$(0.61)	$(0.32)	$(0.19)

Weighted-average shares outstanding -
Basic and diluted	9,802,810	7,900,693	11,834,999	8,505,454

(1)	The Consolidated Statement of Operations and Comprehensive Loss for the year ended December 31, 2012 has been restated as described in Note 2 to the Consolidated Financial Statements.

DECISIONPOINT SYSTEMS, INC.
Consolidated Statements of Cash Flows
(In thousands)

	December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(5,218)	$(3,866)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,967	1,510
Amortization of deferred financing costs and note discount	181	183
Employee and Director stock-based compensation	76	52
Non-employee stock-based compensation	-	514
Acquisition earn-out adjustment	(820)	-
Change in fair value of warrants	(296)	-
Loss on disposal of property and equipment	13	-
ESOP compensation expense	138	132
Allowance for doubtful accounts	142	108
Deferred taxes, net	(270)	(256)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	1,615	1,801
Due from related parties	-	147
Inventory, net	(723)	(98)
Deferred costs	462	(810)
Prepaid expenses and other current assets	126	182
Other assets, net	(18)	(37)
Accounts payable	(1,296)	946
Accrued expenses and other current liabilities	(104)	506
Due to related parties	76	-
Unearned revenue	(284)	705
Net cash (used in) provided by operating activities	(4,233)	1,719
Cash flows from investing activities
Cash paid for Apex	-	(4,801)
Cash paid for Illume	-	(250)
Capital expenditures	(45)	(64)
Net cash used in investing activities	(45)	(5,115)
Cash flows from financing activities
(Repayments) borrowings from lines of credit, net	459	(594)
Proceeds from the issuance of term debt	1,000	4,033
Cash received in reverse recapitalization, net of expenses	-	1,500
Repayment of debt	(2,082)	(1,393)
Convertible series C preferred stock retired	-	(4,529)
Issuance of convertible series D preferred stock	-	7,042
Issuance of convertible series E preferred stock	4,090	-
Paid financing costs associated with convertible preferred stock offerings	(597)	(1,020)
Cash dividends paid on preferred stock	(423)	(651)
Paid financing costs	(119)	(270)
Common stock issued in private placement (less warrants classified as liability)	403	-
Warrants classified as a liability in connection with common stock private placement	1,099	-
Net cash provided by financing activities	3,830	4,118
Effect on cash of foreign currency translation	(14)	15
Net increase in cash	(462)	737
Cash at beginning of year	1,103	366
Cash at end of year	$641	$1,103

Supplemental disclosure of cash flow information:
Interest paid	$1,019	$888
Income taxes paid	258	57
Supplemental disclosure of non-cash financing activities:
Common stock issued in connection with Apex acquisition	$-	$341
Common stock issued in connection with Illume acquisition	-	698
Common stock issued to preferred series C holders as an antidilution adjustment	-	173
Accrued and imputed dividends on preferred stock	265	288
Imputed dividends as contingent beneficial converion on series D preferred stock	1,343	-
Accrued PIK dividends on series D and Series E preferred stock	289	-
Warrants issued in connection with common stock private placement	1,099	-
Warrants issued in connection with convertible series D preferred stock	-	355
Warrants issued in connection with convertible series E preferred stock	278	-